                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37393


                             PROSPECTUS SUPPLEMENT

                     SUPPLEMENT NO. 5 DATED AUGUST 30, 1999
                      TO PROSPECTUS DATED OCTOBER 24, 1997

                            RURAL/METRO CORPORATION

                              SELLING STOCKHOLDER

     The following table sets forth (i) the name of the Selling Stockholder, who was transferred the shares of Common Stock from a stockholder who received the shares in connection with acquisitions by the Company, (ii) the number of shares of Common Stock of the Company beneficially owned by the Selling Stockholder as of August 30, 1999, and (iii) the number of shares of Common Stock which the Selling Stockholder may offer and sell pursuant to this Prospectus.


                                                                       NUMBER OF SHARES OF
                                   NUMBER OF SHARES                     COMMON STOCK WHICH
                                   OF COMMON STOCK                         MAY BE OFFERED
NAME                                  OWNED(1)           PERCENT         PURSUANT HERETO
----                               ----------------      -------       -------------------

Ramsey-Norton Revocable Trust II
 dated August 30, 1999,
 Patrick Cantelme and Robert
 L'Ecuyer, Trustees................    202,000              1.4%              202,000


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(1)  The Trustees in the above named trust have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the trust.